162

Exhibit 4.1(a)
                                                ARTICLES OF AMENDMENT
                                                         of
                                               CONE MILLS CORPORATION


     The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation to fix the designation, preferences, limitations, and relative rights of a series of its Class B Preferred Stock: 1. The name of the corporation is Cone Mills Corporation. 2. The following resolution relating to the fixing of the designation, preferences, limitations, and relative rights of the Class B Preferred Stock (Series A) of the Corporation was duly adopted by the Board of Directors of the Corporation at a meeting held on the 14th day of October, 1999, without shareholder approval, which was not required because the Restated Articles of Incorporation of the Corporation provide that the Board of Directors may determine the preferences, limitations, and relative rights of that class: RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the Restated Articles of Incorporation, the Board of Directors hereby creates a series of Class B Preferred Stock (the "Class B Preferred Stock (Series A"), of the Corporation and hereby states the designation and number of shares, and fixes the preferences, limitations, and relative rights thereof as follows: 1. Designation and Amount. The shares of such series shall be designated as "Class B Preferred Stock (Series A)", and the number of shares constituting the Class B Preferred Stock (Series A) shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Class B Preferred Stock (Series A) to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Class B Preferred Stock (Series A). 2. Dividends and Distributions.
 (a) Subject to the
rights of the holders of any shares of any series of capital stock ranking prior and superior to the Class B Preferred Stock (Series A) with respect to dividends, the holders of shares of Class B Preferred Stock (Series A), in preference to the holders of Common Stock (as defined in paragraph 12 below), and of any Junior Stock (as defined in paragraph 12 below), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class B Preferred Stock (Series A), in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class B Preferred Stock (Series A). If the Corporation shall at any time after October 14, 1999 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Class B Preferred Stock (Series A) were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) The Board of Directors shall declare a dividend or distribution on the Class B Preferred Stock (Series A) as provided in subparagraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Class B Preferred Stock (Series A) shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(c) Dividends  shall begin to accrue and be
cumulative on outstanding shares of Class B Preferred Stock (Series A) from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class B Preferred Stock (Series A), unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a
Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class B Preferred Stock (Series A) entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class B Preferred Stock (Series A) in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class B Preferred Stock (Series A) entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof. 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Class B Preferred Stock (Series A) shall have the following voting rights: (a) Subject to the provision for adjustment hereinafter set forth, each share of Class B Preferred Stock (Series A) shall entitle the holder thereof to 100 votes on all matters submitted to a vote of shareholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Class B Preferred Stock (Series A) were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. (b) Except as otherwise provided herein or by law, the holders of shares of Class B Preferred Stock (Series A) and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation. (c) (i) If at any time dividends on any Class B Preferred Stock (Series A) shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Class B Preferred Stock (Series A) then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of shares of Class B Preferred Stock (Series A), voting separately as a class, shall have the right to elect two Directors.
 (ii)
During any default period, such voting right of the holders of Class B Preferred Stock (Series A) may be exercised initially at a special meeting called pursuant to subparagraph (c)(iii) below or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders; provided that neither such voting right nor the right of the holders of Class B Preferred Stock (Series A) to increase the authorized number of Directors may be exercised at any meeting unless the holders of 20% in number of shares of Class B Preferred Stock (Series
A) outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Class B Preferred Stock (Series A) of such voting right. At any meeting at which the holders of Class B Preferred Stock (Series A) shall exercise such voting right initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number that may be so elected at any special meeting does not amount to the required number, the holders of shares of Class B Preferred Stock (Series A) shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Class B Preferred Stock (Series A) shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Class B Preferred Stock (Series A) as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Class B Preferred Stock (Series A).
(iii) Unless the holders of Class B Preferred Stock (Series A) shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Class B Preferred Stock (Series A) outstanding may request, the calling of a special meeting of the holders of Class B Preferred Stock (Series A), which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Class B Preferred Stock (Series A) are entitled to vote pursuant to this subparagraph (c)(iii) shall be given to each holder of record of Class B Preferred Stock (Series A) by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of outstanding shares of Class B Preferred Stock (Series A). Notwithstanding the provisions of this subparagraph (c)(iii), no such special meeting shall be called during the 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.
(iv) In any default period,
the holders of Common Stock, and any other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Class B Preferred Stock (Series A) shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Class B Preferred Stock (Series A) shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in subparagraph (c)(ii) above) be filled by vote of a majority of the remaining Directors theretofore elected by the class which elected the Director whose office shall have become vacant. References in this subparagraph (c)(iv) to Directors elected by a particular class shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the preceding sentence.
(v) Immediately upon the expiration of a default period, (x) the right of the holders of Class B Preferred Stock (Series A), as a separate class, to elect Directors shall cease, (y) the term of any Directors elected by the holders of Class B Preferred Stock (Series A), as a separate class, shall terminate, and
(z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Restated Articles of Incorporation or Bylaws of the Corporation irrespective of any increase made pursuant to the provisions of subparagraph
(c)(ii) above (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Articles of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses
(x) and (y) in the preceding sentence may be filled by a majority of the remaining Directors. (d) Except as set forth herein or as otherwise provided in the Restated Articles of Incorporation, holders of Class B Preferred Stock (Series A) shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action. 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Class B Preferred Stock (Series A) as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Class B Preferred Stock (Series A) shall have been paid in full, the Corporation shall not: (i) declare or pay dividends on, or make any other distributions on, or redeem or repurchase or otherwise acquire for consideration, any shares of Junior Stock; (ii) declare or pay dividends on or make any other distributions on any shares of Parity Stock (as defined in paragraph 12 below), except dividends paid ratably on the Class B Preferred Stock (Series A) and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or repurchase or otherwise acquire for consideration shares of any Parity Stock; provided, however, that the Corporation may at any time redeem, repurchase or otherwise acquire shares of any such Parity Stock in exchange for shares of any Junior Stock; or
 (iv)  repurchase  or  otherwise  acquire  for
consideration any shares of Class B Preferred Stock (Series A), or any shares of Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes. (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (a) above, purchase or otherwise acquire such shares at such time and in such manner. 5. Reacquired Shares. Any shares of Class B Preferred Stock (Series A) purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Class B Preferred Stock and may be reissued as part of a new series of Class B Preferred Stock subject to the conditions and restrictions on issuance set forth in this resolution, in the Restated Articles of Incorporation, or in any other Articles of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law. 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Class B Preferred Stock (Series A) shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Class B Preferred Stock (Series A) shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of Parity Stock, except distributions made ratably on the Class B Preferred Stock (Series A) and all such other Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Class B Preferred Stock (Series A) were entitled immediately prior to such event under the proviso set forth in (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, or any combination of the foregoing, then in any such case each share of Class B Preferred Stock (Series A) shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class B Preferred Stock (Series A) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. 8. No Redemption. The Class B Preferred Stock (Series A) shall not be redeemable.
9. Rank. The Class B Preferred Stock (Series A) shall rank junior to all other series and classes of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise. 10. Amendment. The Restated Articles of Incorporation of the Corporation, including, without limitation, this resolution, shall not be amended in any manner (whether by merger, consolidation or otherwise) so as to adversely affect the powers, preferences or special rights of the Class B Preferred Stock (Series A) without the affirmative vote of the holders of a majority of the outstanding shares of Class B Preferred Stock
(Series A), voting separately as a class. 11. Fractional Shares. Class B Preferred Stock (Series A) may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class B Preferred Stock (Series A). 12. Certain Definitions. As used herein with respect to the Class B Preferred Stock (Series A), the following terms shall have the following meanings: (a) "Common Stock" means the common stock, par value $0.10 per share, of the Corporation at the date hereof or any other stock resulting from successive changes or reclassification of the common stock.
(b) "Junior Stock"
means the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Class B Preferred Stock (Series A) has preference or priority as to the payment of dividends or distributions of assets upon any liquidation, dissolution or winding up of the Corporation. (c) "Parity Stock" means any class or series of capital stock of the Corporation hereafter authorized or issued ranking pari passu with the Class B Preferred Stock (Series A) as to the payment of dividends or distributions of assets upon any liquidation, dissolution or winding up of the Corporation. IN WITNESS WHEREOF, Cone Mills Corporation has caused these Articles of Amendment, which were duly adopted by the Board of Directors of the Corporation on October
     14, 1999, to be signed by its President on this 20th day of October,  1999.
(c) "Parity Stock" means any class or series of capital stock of the Corporation hereafter authorized or issued ranking pari passu with the Class B Preferred Stock (Series A) as to the payment of dividends or distributions of assets upon any liquidation, dissolution or winding up of the Corporation. IN WITNESS WHEREOF, Cone Mills Corporation has caused these Articles of Amendment, which were duly adopted by the Board of Directors of the Corporation on October 14, 1999, to be signed by its President on this 20th day of October, 1999.
                                                         CONE MILLS CORPORATION


                                                   By /s/ John L. Bakane
John L. Bakane